Exhibit 11.1
Computation of loss per share


                                                                             Three months ended
                                         Years ended December 31,                 March 31,
                                          1996             1997             1997             1998
                                      -----------      -----------      -----------      -----------
                                                                                 (unaudited)
Basic:
Net loss                                 ($19,263)       ($606,399)        ($64,192)       ($244,461)

Net loss applicable to common
stockholders                             ($19,263)       ($606,399)        ($64,192)       ($244,461)
                                      ===========      ===========      ===========      ===========

Basic weighted average shares
outstanding                             3,700,000        3,700,000        3,700,000        3,700,000
                                      ===========      ===========      ===========      ===========

Basic loss per common share                ($0.01)          ($0.16)          ($0.02)          ($0.07)
                                      ===========      ===========      ===========      ===========

Diluted:
Net loss applicable to common
stockholders                             ($19,263)       ($606,399)        ($64,192)       ($244,461)
                                      ===========      ===========      ===========      ===========

Basic weighted average shares
outstanding                             3,700,000        3,700,000        3,700,000        3,700,000

Net effect of dilutive securities               0                0                0                0
                                      -----------      -----------      -----------      -----------

Diluted weighted average shares
outstanding                             3,700,000        3,700,000        3,700,000        3,700,000
                                      ===========      ===========      ===========      ===========

Diluted loss per common share              ($0.01)          ($0.16)          ($0.02)          ($0.07)
                                      ===========      ===========      ===========      ===========